                                                                       EXHIBIT 8

                             [LEHMAN BROTHERS LOGO]

                                                                    May 21, 2002

                                   TRANSACTION


SmithKline Beecham Corporation
One Franklin Plaza
200 N. 16th Street
Philadelphia, PA 19102
Attn: Donald Parman, fax 215-751-5349
CC: James Wheatcroft, fax 44-20-8047-7898
--------------------------------------------------------------------------------
Global Deal Id:   245458
Effort Id:        234120

Dear Sir or Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Lehman Brothers Finance S.A. ("Party A") and SmithKline Beecham Corporation ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 21, 2002, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the 2000 ISDA Definitions (the "Swap Definitions", and together with the Equity Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. References herein to "Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions and "Share Swap Transaction" for purposes of the Equity Definitions. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.


Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the Transaction to which this Confirmation relates are as follows:


Agent: Lehman Brothers Inc. ("LBI") is acting as agent on behalf of Party A and Party B for this Transaction. LBI has no obligations, by guarantee, endorsement or otherwise, with respect to the performance of this Transaction by either party.


                          LEHMAN BROTHERS FINANCE S.A.
          TALSTRASSE 82 - P.O. BOX 2828 - CH-8021 ZURICH - SWITZERLAND TELEPHONE (41-1)287 88 42 - TELEFAX (41-1)287 88 25 - TELEX 812096 LBFS CH

(a)      GENERAL TERMS

  Trade Date:                               May 21, 2002

  Effective Date:                           Three (3) Exchange Business Days
                                            next following the Trade Date

  Valuation Date:                           Each Averaging Date

  Valuation Time:                           4:00 p.m. (local time in New York)

  Shares:                                   The common stock of Quest
                                            Diagnostics, Inc. (the "Issuer")
                                            Ticker: DGX

  Exchange:                                 New York Stock Exchange

  Related Exchange(s):                      Any exchange on which options or
                                            futures on the Shares are traded.

  Number of Shares:                         1,000,000

  Initial Price:                            USD84.55

  Depreciation Floor:                       USD84.55

  Appreciation Cap:                         USD109.15

  Final Price:                              To the extent Physical Settlement
                                            is applicable, Final Price shall be
                                            the closing price per Share quoted
                                            by the Exchange on each Averaging
                                            Date at the Valuation Time, without
                                            regard to extended or after hours
                                            trading. To the extent Cash
                                            Settlement is applicable, Final
                                            Price shall be the arithmetic
                                            average of the Relevant Prices, and
                                            "Relevant Price" shall be the
                                            closing price per Share quoted by
                                            the Exchange on each Averaging Date
                                            at the Valuation Time, without
                                            regard to extended or after hours
                                            trading.

  Averaging Dates:                          December 8, 2006, December 11, 2006,
                                            December 12, 2006, December 13,
                                            2006, December 14, 2006,
                                            December 15, 2006, December 18,
                                            2006, December 19, 2006,
                                            December 20, 2006 and
                                            December 21, 2006

  Averaging Date Market Disruption:         Modified Postponement

  Delivery Adjustment:                      (a) If the Final Price is less than
                                            or equal to the Depreciation Floor,
                                            then the Delivery Adjustment equals
                                            1.0

                                            (b) If the Final Price is greater
                                            than the Depreciation Floor, but
                                            less than or equal to the
                                            Appreciation Cap, then the Delivery
                                            Adjustment equals a fraction, the
                                            numerator of which is the
                                            Depreciation Floor and the
                                            denominator of which is the Final
                                            Price

                                            (c) If the Final Price is greater
                                            than the Appreciation Cap, then the
                                            Delivery Adjustment equals 1.0 minus
                                            ((the Appreciation Cap minus the
                                            Depreciation Floor) divided by the
                                            Final Price).


(b)      PARTY A'S PAYMENT OF PURCHASE PRICE

   Purchase Price:                          USD84,550,000.00


         Risk ID: N02050812 / Effort ID: 234120 / Global Deal ID: 245458

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   Payment Date:                            To the extent Physical Settlement is
                                            applicable, Party A will pay the
                                            Purchase Price divided by the Number
                                            of Averaging Dates to Party B on
                                            each Delivery Date. To the extent
                                            Cash Settlement is applicable, Party
                                            A will pay the Purchase Price to
                                            Party B on the Cash Settlement
                                            Payment Date.

(c)      PARTY B'S DELIVERY OBLIGATIONS

   Settlement Amount:                       On each Averaging Date, the relevant
                                            Delivery Adjustment multiplied by
                                            the relevant Number of Shares for
                                            the relevant Averaging Date,
                                            provided that if such calculation
                                            results in any fractional Share, the
                                            Settlement Amount shall be rounded
                                            up to the next whole number of
                                            Shares and Party A shall pay the
                                            cash value thereof to Party B.

   Cash Settlement Amount:                  The Delivery Adjustment multiplied
                                            by the Number of Shares multiplied
                                            by the Final Price

   Delivery Date:                           Three (3) Exchange Business Days
                                            next following each Averaging Date

   Settlement Option:                       Party B may elect Physical or Cash
                                            Settlement (with respect to all or a
                                            portion of the Number of Shares) by
                                            delivering a written notice of such
                                            election to Party A on or prior to
                                            the Election Date. If Party B elects
                                            Physical or Cash Settlement with
                                            respect to a portion of the Number
                                            of Shares, (i) Party B will be
                                            deemed to elect the other Settlement
                                            Option with respect to the remainder
                                            of the Number of Shares, (ii) the
                                            Number of Shares for each settlement
                                            option shall be deemed to be the
                                            portion with respect to which such
                                            election was made and (iii) the
                                            Purchase Price shall be allocated
                                            between the settlement options
                                            proportionally to the Number of
                                            Shares for each settlement option.
                                            If Party B does not provide such
                                            notice, Physical Settlement shall
                                            apply if the Posted Collateral on
                                            the Election Date consists of a
                                            number of freely-tradable Shares
                                            equal to the Number of Shares in
                                            book entry form; otherwise, Cash
                                            Settlement shall apply.

   Election Date:                           The fifth (5th) Exchange Business
                                            Day prior to the first Averaging
                                            Date


   Physical Settlement:                     To the extent Physical Settlement
                                            applies, the Transaction shall
                                            expire in equal proportions of
                                            Shares on each Averaging Date, with
                                            the Delivery Date for each such
                                            Averaging Date occurring three (3)
                                            Exchange Business Days after each
                                            such Averaging Date. On each such
                                            Delivery Date Party B will deliver a
                                            number of freely-tradable Shares in
                                            book-entry form equal to the
                                            Settlement Amount to Party A, free
                                            and clear of any Encumbrances or
                                            Transfer Restrictions. Party B
                                            acknowledges and understands that
                                            any such delivery may require Party
                                            B to provide an opinion of counsel
                                            and other documentation in a form
                                            acceptable to the Issuer and the
                                            transfer agent for the Shares to
                                            ensure the conversion of such Shares
                                            into book-entry form in advance of
                                            any delivery.


   Cash Settlement:                         To the extent Cash Settlement
                                            applies, Party B will pay the Cash
                                            Settlement Amount to Party A on the
                                            Cash Settlement Payment Date.


         Risk ID: N02050812 / Effort ID: 234120 / Global Deal ID: 245458

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   Cash Settlement Payment Date:            Three Exchange Business Days next
                                            following the final Averaging Date

   Collateral:                              If Party B elects to Transfer (and
                                            Transfers) the Independent Amount to
                                            Party A (which Independent Amount
                                            shall constitute Eligible Collateral
                                            with respect to Party B), Party A's
                                            Exposure under this Transaction
                                            shall be zero and Party B's Credit
                                            Support Amount (as Secured Party)
                                            shall be calculated without
                                            subtracting the Independent Amounts
                                            referred to in clause (iii) of the
                                            definition thereof; otherwise, Party
                                            A's Exposure under this Transaction
                                            shall be calculated as provided in
                                            the Credit Support Annex. At any
                                            time Party B may revoke such
                                            election by Transferring to Party A
                                            under the Credit Support Annex the
                                            then Delivery Amount (determined
                                            ignoring the Independent Amount and
                                            with Party A's Exposure under this
                                            Transaction being calculated as
                                            provided in the Credit Support
                                            Annex), in which case Party A shall
                                            promptly Transfer the Independent
                                            Amount to Party B. Party B
                                            acknowledges and understands that
                                            any revocation of its election to
                                            Transfer the Independent Amount may
                                            result in such Shares becoming
                                            subject to transfer restrictions
                                            under the Securities Act of 1933, as
                                            amended (the "1933 Act"), if such
                                            Shares have previously been
                                            converted into book-entry form.
                                            "Independent Amount" means, with
                                            respect to Party B for this
                                            Transaction, a number of Shares free
                                            and clear of any Encumbrances or
                                            Transfer Restrictions (other than
                                            transfer restrictions arising under
                                            the 1933 Act and other than under
                                            the Stockholders Agreement, dated as
                                            of August 16, 1999, between
                                            SmithKline Beecham PLC and the
                                            Issuer (the "Stockholders
                                            Agreement")) equal to the Number of
                                            Shares. The Independent Amount shall
                                            include all Distributions with
                                            respect to all Posted Collateral
                                            (other than cash dividends which are
                                            not Extraordinary Dividends).
                                            Notwithstanding any provision to the
                                            contrary in the Credit Support
                                            Annex, the Independent Amount shall
                                            be delivered by Party B without
                                            regard to the Minimum Transfer
                                            Amount and, except as provided
                                            above, Party A shall have no
                                            obligation to return the Independent
                                            Amount to Party B until all of Party
                                            B's obligations with respect to this
                                            Transaction have been satisfied.
                                            Party B agrees to provide three
                                            stock powers executed in blank with
                                            respect to each certificate
                                            evidencing any Shares delivered as
                                            Posted Collateral and to update such
                                            stock powers as necessary.

                                            Party A may use any Shares
                                            constituting Posted Collateral and
                                            the Independent Amount pursuant to
                                            Section 6(c) of the Credit Support
                                            Annex only upon Party B's consent.
                                            Party A agrees that if it uses any
                                            Shares pursuant to Section 6(c) of
                                            the Credit Support Annex, it will
                                            provide additional collateral to
                                            Party B, the terms of which shall be
                                            consistent with market practice for
                                            stock loans of U.S. liquid equity
                                            securities unless the parties agree
                                            otherwise. Party B acknowledges and
                                            understands that any such use may
                                            require Party B to provide an
                                            opinion of counsel and other
                                            documentation in a form acceptable
                                            to the Issuer and the transfer agent
                                            for the Shares to ensure the
                                            conversion of such Shares into
                                            book-entry form prior to such use.
                                            Party A agrees to cooperate in good
                                            faith with respect to the conversion
                                            of Shares into book-entry form.
                                            Party A agrees that LBI will hold
                                            any Shares constituting Posted
                                            Collateral in connection with this
                                            Transaction, that Party B is the
                                            beneficial owner of such Shares, and
                                            that, if such Shares are being held
                                            by LBI in book-entry form and are
                                            not being used by Party A pursuant
                                            to Section 6(c) of the Credit
                                            Support Annex, LBI will


         Risk ID: N02050812 / Effort ID: 234120 / Global Deal ID: 245458
                                            comply with its obligations under
                                            applicable law and regulation
                                            (including the rules of the New York
                                            Stock Exchange and the National
                                            Association of Securities Dealers)
                                            to forward to the beneficial owner
                                            all proxy and other materials
                                            properly furnished to it by the
                                            Issuer, in accordance with its
                                            standard business practices.


ADJUSTMENTS:

     Method of Adjustment:                          Calculation Agent Adjustment

     Extraordinary Dividends:                       For purposes of this
                                                    Transaction and the
                                                    definition of a "Potential
                                                    Adjustment Event" (without
                                                    limiting the generality of
                                                    clause (iii) of Section
                                                    9.1(e) of the Equity
                                                    Definitions), an
                                                    "Extraordinary Dividend"
                                                    shall mean, as calculated by
                                                    the Calculation Agent, (i)
                                                    any cash dividend or
                                                    distribution declared with
                                                    respect to the Shares at a
                                                    time when the Issuer has not
                                                    previously declared or paid
                                                    dividends or distributions
                                                    on such Shares for the prior
                                                    four quarterly periods; (ii)
                                                    any increase or decrease by
                                                    more than 5% (determined on
                                                    an annualized basis) in the
                                                    then current quarterly
                                                    dividend or (iii) any other
                                                    "special" cash or non-cash
                                                    dividend on or distribution
                                                    with respect to the Shares
                                                    which is, by its terms or
                                                    declared intent, declared
                                                    and paid outside the normal
                                                    operations or normal
                                                    dividend procedures of the
                                                    Issuer.

EXTRAORDINARY EVENTS:

     Consequences of Merger Events:

     (a)  Share-for-Share:                          Alternative Obligation

     (b)  Share-for-Other:                          Cancellation and Payment

     (c)  Share-for-Combined:                       Alternative Obligation with
                                                    respect to the New Shares
                                                    and Cancellation and Payment
                                                    with respect to the Other
                                                    Consideration

Alternative Obligation:                             The applicable definition of
                                                    "Alternative Obligation" in
                                                    subsections 9.3(b)and (d) of
                                                    the Equity Definitions shall
                                                    be amended by adding the
                                                    following at the end of each
                                                    such subsection:

                                                    "including any one or more
                                                    of the Initial Price, Final
                                                    Price, Relevant Price,
                                                    Number of Shares,
                                                    Appreciation Cap,
                                                    Depreciation Floor, Delivery
                                                    Adjustment and any other
                                                    variable relevant to the
                                                    exercise, settlement or
                                                    payment terms of each such
                                                    Transaction. In addition,
                                                    the Calculation Agent will
                                                    determine if the change in
                                                    the volatility of the New
                                                    Shares (as compared with the
                                                    Shares) affects the
                                                    theoretical value of any
                                                    such Transaction, and if so,
                                                    shall in a commercially
                                                    reasonable manner make an
                                                    adjustment to the
                                                    Appreciation Cap to reflect
                                                    such change in theoretical
                                                    value. Any adjustment made
                                                    pursuant to this paragraph
                                                    will be effective as of the
                                                    date determined by the
                                                    Calculation Agent on or
                                                    following the Merger Date.

NATIONALIZATION, INSOLVENCY, HEDGING                Cancellation and Payment
DISRUPTION EVENT, BORROW LOSS OR
 INCREASE IN BORROW COSTS:

Definitions:                                        The definition of "Merger
                                                    Event" in Section 9.2(a) of
                                                    the Equity Definitions shall
                                                    be amended by deleting
                                                    subsection 9.2(a)(iii) in
                                                    its entirety and replacing
                                                    it with the following:

                                                    "(iii) other takeover offer
                                                    for the Shares that results
                                                    in a transfer of or an
                                                    irrevocable commitment to
                                                    transfer 25% or more of all
                                                    the


         Risk ID: N02050812 / Effort ID: 234120 / Global Deal ID: 245458
                                                    outstanding Shares (other
                                                    than the Shares owned or
                                                    controlled by the offeror)"

                                                    For purposes of the
                                                    definition of "Cancellation
                                                    and Payment" in Sections
                                                    9.3(c)(ii), 9.3(d)(ii) and
                                                    9.6, this Transaction shall
                                                    be deemed to be a Share
                                                    Option Transaction. The
                                                    amount payable upon
                                                    Cancellation and Payment
                                                    will be the amount agreed
                                                    upon promptly by the parties
                                                    after the Merger Date or the
                                                    date of the occurrence of
                                                    the Nationalization,
                                                    Insolvency, Hedging
                                                    Disruption Event, Increase
                                                    in Borrow Costs or Borrow
                                                    Loss, as the case may be. In
                                                    the absence of such
                                                    agreement, the amount
                                                    payable will be determined
                                                    by the Calculation Agent in
                                                    a commercially reasonable
                                                    manner (without the
                                                    requirement of soliciting
                                                    dealer quotations) as the
                                                    fair value of the
                                                    Transaction with terms that
                                                    would preserve the economic
                                                    equivalent of any payment or
                                                    delivery (assuming
                                                    satisfaction of each
                                                    applicable condition
                                                    precedent) by the parties in
                                                    respect of the relevant
                                                    Transaction that would have
                                                    been required after that
                                                    date but for the occurrence
                                                    of the Nationalization,
                                                    Insolvency, Hedging
                                                    Disruption Event, Increase
                                                    in Borrow Costs, Borrow Loss
                                                    or Merger Event, as
                                                    applicable. The Calculation
                                                    Agent will determine the
                                                    amount payable on the basis
                                                    of the factors identified in
                                                    subparagraphs (i), (ii) and
                                                    (iii) in Section 9.7(b) and
                                                    such other factors as it
                                                    deems appropriate in a
                                                    commercially reasonable
                                                    manner.

Additional Extraordinary Events:                    "Hedging Disruption Event"
                                                    means that the Shares cease
                                                    to be listed on or quoted by
                                                    the Exchange, the Nasdaq
                                                    National Market System or
                                                    the American Stock Exchange
                                                    for any reason (other than a
                                                    Merger Event).

                                                    If an Increase in Borrow
                                                    Costs occurs, then by the
                                                    Valuation Time on the day
                                                    such event occurs, Party B
                                                    shall:

                                                    (a) (i) permit Party A to
                                                    use the Shares posted as
                                                    Posted Collateral and the
                                                    Independent Amount pursuant
                                                    to Section 6(c) of the
                                                    Credit Support Annex and
                                                    (ii) ensure that such Shares
                                                    are freely tradable and have
                                                    been converted into
                                                    book-entry form; or

                                                    (b) agree to adjustments to
                                                    the terms of this
                                                    Transaction to reflect the
                                                    Total Borrow Cost, which
                                                    adjustments will be
                                                    determined by the
                                                    Calculation Agent in a
                                                    commercially reasonable
                                                    manner; or

                                                    (c) agree to pay the Total
                                                    Borrow Cost.

                                                    If Party B does not agree to
                                                    (a), (b) or (c) by the
                                                    Valuation Time on the day on
                                                    which the Increase in Borrow
                                                    Costs occurs, Cancellation
                                                    and Payment shall
                                                    immediately be applicable.

                                                    If a Borrow Loss occurs, the
                                                    Calculation Agent shall
                                                    notify Party A and Party B
                                                    and Cancellation and Payment
                                                    shall immediately be
                                                    applicable unless, by the
                                                    later of the Valuation Time
                                                    on the day on which the
                                                    Borrow Loss occurs or three
                                                    hours after such
                                                    notification, (i) Party B
                                                    permits Party A to use the
                                                    Shares posted as Posted
                                                    Collateral and the
                                                    Independent Amount pursuant
                                                    to Section 6(c) of the
                                                    Credit Support Annex and
                                                    (ii) such Shares are freely
                                                    tradable and have been
                                                    converted into book-entry
                                                    form.


         Risk ID: N02050812 / Effort ID: 234120 / Global Deal ID: 245458

                                                    Party B acknowledges and
                                                    understands that any use of
                                                    the Shares posted as Posted
                                                    Collateral pursuant to
                                                    Section 6(c) of the Credit
                                                    Support Annex may require
                                                    Party B to provide an
                                                    opinion of counsel and other
                                                    documentation in a form
                                                    acceptable to the Issuer and
                                                    the transfer agent for the
                                                    Shares to ensure the
                                                    conversion of such Shares
                                                    into book-entry form prior
                                                    to the occurrence of the
                                                    Borrow Loss or the Increase
                                                    in Borrow Costs, as
                                                    applicable.

                                                    If Party A is permitted to
                                                    use the Shares posted as
                                                    Posted Collateral pursuant
                                                    to Section 6(c) of the
                                                    Credit Support Annex, Party
                                                    A shall adjust the terms of
                                                    this Transaction in a
                                                    commercially reasonable
                                                    manner to reflect its lower
                                                    borrowing costs for the
                                                    period that Party A is
                                                    permitted to use the Shares
                                                    (which borrowing costs will
                                                    reflect the interest rate
                                                    earned by Party A on any
                                                    collateral posted to Party B
                                                    in connection with such
                                                    use).

                                                    The Calculation Agent shall
                                                    notify both parties as soon
                                                    as the average rebate earned
                                                    by Party A on collateral
                                                    posted for any Shares
                                                    borrowed in connection with
                                                    this Transaction is at or
                                                    below 1% (determined on an
                                                    annualized basis).

                                                    "Borrow Cost" means the
                                                    difference between the
                                                    actual rebate earned by
                                                    Party A on collateral posted
                                                    for any Shares borrowed in
                                                    connection with this
                                                    Transaction and the General
                                                    Collateral Rate, multiplied
                                                    by the closing price per
                                                    Share quoted by the Exchange
                                                    at the Valuation Time on the
                                                    preceding Exchange Business
                                                    Day, multiplied by the Hedge
                                                    Delta on the preceding
                                                    Exchange Business Day,
                                                    calculated on an actual/360
                                                    basis, as determined by the
                                                    Calculation Agent in a
                                                    commercially reasonable
                                                    manner.

                                                    "Borrow Loss" means that it
                                                    becomes impracticable for
                                                    Party A to borrow Shares
                                                    equal to its desired Hedge
                                                    Delta on any day, as
                                                    determined by the
                                                    Calculation Agent in a
                                                    commercially reasonable
                                                    manner.

                                                    "General Collateral Rate"
                                                    means the general collateral
                                                    rebate rate earned by market
                                                    participants in general on
                                                    collateral posted for U.S.
                                                    liquid equity securities as
                                                    determined by the
                                                    Calculation Agent in a
                                                    commercially reasonable
                                                    manner. The Calculation
                                                    Agent will provide evidence
                                                    of the General Collateral
                                                    Rate to either party upon
                                                    request.

                                                    "Hedge Delta" means the
                                                    number of Shares borrowed by
                                                    Party A in connection with
                                                    this Transaction, as
                                                    determined by the
                                                    Calculation Agent in a
                                                    commercially reasonable
                                                    manner.

                                                    "Increase in Borrow Costs"
                                                    means that the actual rebate
                                                    earned by Party A on
                                                    collateral posted for any
                                                    Shares borrowed in
                                                    connection with this
                                                    Transaction is at or below
                                                    zero for ten (10) days or
                                                    longer, as determined by the
                                                    Calculation Agent in a
                                                    commercially reasonable
                                                    manner.

                                                    "Total Borrow Cost" means
                                                    the Borrow Cost for every
                                                    day from the day on which
                                                    the Increase in Borrow Costs
                                                    occurs until the final
                                                    Delivery Date, the Cash
                                                    Settlement Payment Date or
                                                    the effective date for any
                                                    Elected Termination, as
                                                    applicable.


         Risk ID: N02050812 / Effort ID: 234120 / Global Deal ID: 245458

Bankruptcy Code:                                    Without limiting any other
                                                    protections under the
                                                    Bankruptcy Code (Title 11 of
                                                    the United States Code) (the
                                                    "Bankruptcy Code"), the
                                                    Parties hereto intend for:

                                                    (a) This Transaction and the
                                                    Agreement to be a "swap
                                                    agreement" as defined in the
                                                    Bankruptcy Code, and the
                                                    parties hereto to be
                                                    entitled to the protections
                                                    afforded by, among other
                                                    Sections, Section 560 of the
                                                    Bankruptcy Code.


                                                    (b) A party's right to
                                                    liquidate this Transaction
                                                    and to exercise any other
                                                    remedies upon the occurrence
                                                    of any Event of Default or
                                                    Termination Event under the
                                                    Agreement or this
                                                    Transaction to constitute a
                                                    "contractual right" as
                                                    described in Section 560 of
                                                    the Bankruptcy Code.


                                                    (c) Any cash, securities or
                                                    other property provided as
                                                    performance assurance,
                                                    credit support or collateral
                                                    with respect to this
                                                    Transaction or the Agreement
                                                    to constitute "transfers"
                                                    under a "swap agreement" as
                                                    defined in the Bankruptcy
                                                    Code.


                                                    (d) All payments for, under
                                                    or in connection with this
                                                    Transaction or the
                                                    Agreement, all payments for
                                                    any securities or other
                                                    assets and the transfer of
                                                    such securities or other
                                                    assets to constitute
                                                    "transfers" under a "swap
                                                    agreement" as defined in the
                                                    Bankruptcy Code.

Party B Representations:                            In addition to the
                                                    representations set forth in
                                                    the Agreement, Party B
                                                    further represents that;

                                                    (a) Neither Party A nor any
                                                    of its affiliates has
                                                    advised Party B with respect
                                                    to any legal, regulatory,
                                                    tax, accounting or economic
                                                    consequences arising from
                                                    this Transaction, and
                                                    neither Party A nor any of
                                                    its affiliates is acting as
                                                    agent (other than LBI as
                                                    dual agent if specified
                                                    above), or advisor for Party
                                                    B in connection with this
                                                    Transaction. (b) Party B is
                                                    not in possession of any
                                                    material non-public
                                                    information concerning the
                                                    business, operations or
                                                    prospects of the Issuer and
                                                    was not in possession of any
                                                    such information at the time
                                                    of placing any order with
                                                    respect to the Transaction.

                                                    "Material" information for
                                                    these purposes is any
                                                    information to which an
                                                    investor would reasonably
                                                    attach importance in
                                                    reaching a decision to buy,
                                                    sell or hold any securities
                                                    of the Issuer(s).

                                                    (c) Party B is the legal and
                                                    beneficial owner of the
                                                    Shares, free and clear of
                                                    any Encumbrances or any
                                                    Transfer Restrictions (other
                                                    than transfer restrictions
                                                    arising under the 1933 Act
                                                    and other than under the
                                                    Stockholder's Agreement),
                                                    and, upon the transfer of
                                                    the Shares to Party A in
                                                    settlement of this
                                                    Transaction (except to the
                                                    extent that Party B elects
                                                    the Cash Settlement option,
                                                    if any) Party A will acquire
                                                    good and marketable title
                                                    and will be the beneficial
                                                    owner of the Shares, free
                                                    and clear of any
                                                    Encumbrances or any Transfer
                                                    Restrictions.

                                                    "Encumbrance" means any
                                                    pledge, hypothecation,
                                                    assignment, encumbrance,
                                                    charge, claim, security
                                                    interest, option,
                                                    preference,


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                                  Page 8 of 11
                                                    priority or other
                                                    preferential arrangement of
                                                    any kind or nature
                                                    whatsoever, or other charge,
                                                    claim or other encumbrance
                                                    (other than an Encumbrance
                                                    routinely imposed on all
                                                    securities in the relevant
                                                    Clearance System).

                                                    "Transfer Restriction"
                                                    means, with respect to any
                                                    security or other property,
                                                    any condition to or
                                                    restriction on the ability
                                                    of the holder thereof to
                                                    sell, assign or otherwise
                                                    transfer such security or
                                                    other property or to enforce
                                                    the provisions thereof or of
                                                    any document related
                                                    thereto, whether set forth
                                                    in such security or other
                                                    property itself or in any
                                                    document related thereto,
                                                    including, without
                                                    limitation, (i) any
                                                    requirement that any sale,
                                                    assignment or other transfer
                                                    or enforcement of such
                                                    security or other property
                                                    be consented to or approved
                                                    by any person, including,
                                                    without limitation, the
                                                    Issuer or any other obligor
                                                    thereon, (ii) any
                                                    limitations on the type or
                                                    status, financial or
                                                    otherwise, of any purchaser,
                                                    pledgee, assignee or
                                                    transferee of such security
                                                    or other property, (iii) any
                                                    requirement for the delivery
                                                    of any certificate, consent,
                                                    agreement, opinion of
                                                    counsel, notice or any other
                                                    document of any person to be
                                                    given to the Issuer, any
                                                    other obligor on or any
                                                    registrar or transfer agent
                                                    for, such security or other
                                                    property, and (iv) any
                                                    registration or
                                                    qualification requirement or
                                                    prospectus delivery
                                                    requirement for such
                                                    security or other property
                                                    pursuant to any federal,
                                                    state or foreign securities
                                                    law (including, without
                                                    limitation, any such
                                                    requirement arising as a
                                                    result of Rule 144 or Rule
                                                    145 under the 1933 Act).

                                                    (d) As of the date hereof
                                                    (without giving effect to
                                                    the transactions
                                                    contemplated hereby) Party B
                                                    is the beneficial owner (as
                                                    defined in Rule 13d-3 under
                                                    the Securities Exchange Act
                                                    of 1934 (the "1934 Act")) of
                                                    22,128,672 Shares, which
                                                    constitutes approximately
                                                    22.8% of the outstanding
                                                    Shares of the Issuer (as at
                                                    April 30, 2002). Party B is
                                                    currently, and in the past
                                                    has been, in compliance with
                                                    any applicable reporting and
                                                    other obligations under
                                                    Section 13 and Section 16 of
                                                    the 1934 Act. Party B shall
                                                    comply with all applicable
                                                    reporting and other
                                                    requirements of Section 13
                                                    and Section 16 of the 1934
                                                    Act (and the rules and
                                                    regulations promulgated
                                                    thereunder) relating to this
                                                    Transaction. Party B will
                                                    provide Party A with a draft
                                                    of any amendments to its
                                                    Schedule 13D which relate to
                                                    the Transaction and will
                                                    give Party A a reasonable
                                                    opportunity to comment on
                                                    the draft. Party B shall
                                                    promptly file all amendments
                                                    to its Schedule 13D in a
                                                    form reasonably acceptable
                                                    to Party A.

                                                    (e) Party B's entry into
                                                    this Transaction, any sale
                                                    of Shares hereunder, the
                                                    pledge of any Eligible
                                                    Collateral hereunder and
                                                    Party A's exercise of all
                                                    rights and remedies
                                                    hereunder with respect to
                                                    such Eligible Collateral
                                                    complies with and is not in
                                                    any way limited by (i) any
                                                    trading or "blackout"
                                                    policies of the Issuer or
                                                    (ii) any other conditions or
                                                    restrictions imposed by the
                                                    Issuer on the sale,
                                                    transfer, loan, pledge,
                                                    disposition or other use by
                                                    its employees of any
                                                    Eligible Collateral or
                                                    Shares.

                                                    (f) Party B acquired the
                                                    Shares and paid for the
                                                    Shares in full more than one
                                                    year prior to the Trade
                                                    Date. Party B did not
                                                    acquire the


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                                  Page 9 of 11

                                                    Shares in contemplation of,
                                                    or in a transaction that was
                                                    contingent upon, entering
                                                    into this Transaction.

                                                    (g) Neither Party B nor any
                                                    person who would be
                                                    considered to be the same
                                                    "person" (as such term is
                                                    used in Rule 144(a)(2) under
                                                    the 1933 Act, has sold any
                                                    Shares or hedged (through
                                                    swaps, options, short sales
                                                    or otherwise) any long
                                                    position in the Shares
                                                    during the preceding three
                                                    (3) months prior to the
                                                    Trade Date. For purposes of
                                                    this paragraph, "Shares"
                                                    shall be deemed to include
                                                    securities convertible into
                                                    or exchangeable or
                                                    exercisable for Shares and
                                                    any other security or
                                                    instrument that would be
                                                    subject to aggregation under
                                                    paragraphs (a)(2) and (e) of
                                                    Rule 144 under the 1933 Act.

                                                    (h) Party B has not made,
                                                    and will not make, any
                                                    payment in connection with
                                                    the offering or sale of the
                                                    Shares to any person other
                                                    than Party A.

                                                    (i) Party B has not
                                                    solicited or arranged for
                                                    the solicitation of, and
                                                    will not solicit or arrange
                                                    for the solicitation of,
                                                    orders to buy Shares in
                                                    anticipation of or in
                                                    connection with any proposed
                                                    sale of the Shares.

                                                    (j) The Shares constituting
                                                    Posted Collateral are
                                                    currently eligible for
                                                    public resale by Party B
                                                    pursuant to Rule 144 under
                                                    the 1933 Act. Party B
                                                    acknowledges and agrees that
                                                    (i) the entering into of
                                                    this Confirmation will
                                                    constitute a sale for
                                                    purposes of Rule 144, (ii)
                                                    Party B has not taken and
                                                    will not take any action
                                                    that would cause the sale
                                                    made pursuant to this
                                                    Confirmation to fail to meet
                                                    all applicable requirements
                                                    of Rule 144, including
                                                    without limitation, the
                                                    volume limitations of Rule
                                                    144(e).

MUTUAL REPRESENTATION:                              Party A and Party B each
                                                    represent that the Number of
                                                    Shares will not exceed the
                                                    greater of (i) 1% of the
                                                    outstanding Shares as shown
                                                    by the most recent report or
                                                    statement published by the
                                                    Issuer, or (ii) the average
                                                    reported weekly volume of
                                                    trading in the Shares during
                                                    the four calendar weeks
                                                    preceding the Trade Date.

COVENANTS:                                          (a) Party B will transmit
                                                    three signed copies of a
                                                    Form 144 for filing with the
                                                    Securities and Exchange
                                                    Commission (the "SEC"), the
                                                    Exchange and the Issuer
                                                    concurrently with the
                                                    execution of this
                                                    Confirmation.

                                                    (b) Party B will send to
                                                    Party A via facsimile a copy
                                                    of each Form 144 and each
                                                    filing under Section 13 or
                                                    16 of the Exchange Act, if
                                                    any, relating to this
                                                    Transaction concurrently
                                                    with filing or transmission
                                                    for filing, as the case may
                                                    be, of such form to or with
                                                    the SEC.

                                                    (c) Party A covenants that,
                                                    through its affiliate Lehman
                                                    Brothers Inc., it will
                                                    introduce into the public
                                                    market a number of Shares
                                                    equal to the Number of
                                                    Shares in a manner
                                                    consistent with the
                                                    manner-of-sale conditions
                                                    described in 144(f) and (g)
                                                    under the 1933 Act.


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                                  Page 10 of 11

                                                    (d) Each party acknowledges
                                                    and agrees that upon
                                                    execution of this
                                                    Confirmation, this
                                                    Confirmation shall
                                                    constitute a "binding
                                                    commitment" within the
                                                    meaning of the interpretive
                                                    letter from the SEC to
                                                    Goldman, Sachs & Co. dated
                                                    December 20, 1999.

Elected Termination:                                Party B may elect to
                                                    terminate this Transaction
                                                    upon mutually agreed upon
                                                    terms. The Calculation Agent
                                                    will calculate any amounts
                                                    owing upon such early
                                                    termination in a
                                                    commercially reasonable
                                                    manner. Upon request, the
                                                    Calculation Agent will
                                                    provide the assumptions it
                                                    used to calculate any
                                                    amounts owing.

Payments on Early Termination:                      Party A and Party B agree
                                                    that for this Transaction,
                                                    for purposes of Section 6(e)
                                                    of the Agreement, Loss and
                                                    the Second Method will
                                                    apply.

Additional Provision:                               Party B hereby identifies
                                                    the Shares initially pledged
                                                    as Posted Collateral under
                                                    this Transaction as a
                                                    position with respect to
                                                    personal property that is an
                                                    offsetting position with
                                                    respect to Party B's rights
                                                    and obligations hereunder
                                                    and that is part of a
                                                    "straddle" with such rights
                                                    and obligations within the
                                                    meaning of section 1092 of
                                                    the Internal Revenue Code of
                                                    1986, as amended, and Party
                                                    A acknowledges that Party B
                                                    has identified the Shares
                                                    for that purpose.

Calculation Agent:                                  Lehman Brothers Inc., whose
                                                    adjustments, determinations
                                                    and calculations shall be
                                                    made in a commercially
                                                    reasonable manner.

THIS TRANSACTION HAS BEEN ENTERED INTO FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; THIS TRANSACTION MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION UNDER SUCH SECURITIES LAWS EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning it to us at facsimile number 201-524-2080, Attention:
Documentation.

Yours sincerely,                            Confirmed as of the date first above
                                            written:
LEHMAN BROTHERS FINANCE S.A.                SMITHKLINE BEECHAM CORPORATION



By: /s/ Philip Franz                        By: /s/ Donald F. Parman
    ---------------------------                 -------------------------
Name:  Philip Franz                         Name:  Donald F. Parman
Title: Vice President                       Title: Vice President & Secretary



By: /s/ Diana Nottingham
    ---------------------------
Name:  Diana Nottingham
Title: Vice President

Execution time will be furnished upon Counterparty's written request.


         Risk ID: N02050812 / Effort ID: 234120 / Global Deal ID: 245458

                                  Page 11 of 11